EXHIBIT 99.1

MAKO SURGICAL CORP. STOCKHOLDERS APPROVE MERGER WITH STRYKER CORPORATION

FT. LAUDERDALE, Fla., December 13, 2013 – MAKO Surgical Corp. (Nasdaq: MAKO) (“MAKO”) announced that MAKO stockholders voted at a special meeting of stockholders held today to approve the adoption of the Agreement and Plan of Merger (the “Merger Agreement”) providing for the merger of MAKO with and into a wholly owned subsidiary of Stryker Corporation (NYSE: SYK).  Based on a tabulation of the stockholder vote, approximately 99% of all votes cast, which represents approximately 65% of all outstanding shares on November 12, 2013, the record date for the special meeting, were voted in favor of the merger.  MAKO stockholders also approved the proposal to approve, on an advisory (non-binding) basis, specified compensation payable to the Company’s named executive officers in connection with the merger.

Under the terms of the Merger Agreement, MAKO stockholders will receive $30 per share in cash at the closing of the merger.  The parties anticipate that the transaction will close on December 17, 2013, and the parties intend that promptly thereafter MAKO will be delisted from Nasdaq.

About MAKO

MAKO Surgical Corp. is a medical device company that markets its RIO® Robotic-Arm Interactive Orthopedic system, joint specific applications for the knee and hip, and proprietary RESTORIS® implants for orthopedic procedures called MAKOplasty®. The RIO is a surgeon-interactive tactile surgical platform that incorporates a robotic arm and patient-specific visualization technology, which enables precise, consistently reproducible bone resection for the accurate insertion and alignment of MAKO's RESTORIS implants. The MAKOplasty solution incorporates technologies enabled by an intellectual property portfolio including more than 300 U.S. and foreign, owned and licensed, patents and patent applications. Additional information can be found at www.makosurgical.com.

Contacts

MAKO Surgical Corp.
954-628-1706
investorrelations@makosurgical.com

or

Westwicke Partners
Mark Klausner
443-213-0500
makosurgical@westwicke.com

Forward-Looking Statements

This press release contains forward-looking statements regarding, among other things, statements related to expectations, goals, plans, objectives and future events. MAKO intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Reform Act of 1995. In some cases, forward-looking statements can be identified by the following words: "may," "will," "could," "would," "should," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "project," "potential," "continue," "ongoing," "outlook," "guidance" or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. The forward-looking information and statements are or may be based on a series of projections and estimates and involve risks and uncertainties.  These risks and uncertainties include such factors as:  (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the failure to satisfy any of the closing conditions to the merger, and any delays in connection with the foregoing, (3) risks related to disruption of management’s attention from MAKO’s ongoing business operations due to the transaction and (4) the effect of the announcement of the transaction on the ability of MAKO to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally.  Additional risks are described under Item 1A, "Risk Factors," in MAKO's periodic filings with the Securities and Exchange Commission, including MAKO's annual report on Form 10-K for the year ended December 31, 2012 filed on February 28, 2013. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. MAKO does not undertake any obligation to release any revisions to these forward-looking statements publicly to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.